SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment"), dated as of June 24, 1996, is entered into among FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("Company"), the banks listed on the signature page hereof (the "Lenders"), and NATIONSBANK OF TEXAS, N.A. in its capacity as administrative agent for the Lenders (the "Administrative Lender").

         A. Company, Lenders and Administrative Lender are parties to that certain Credit Agreement, dated as of December 27, 1995, as amended by that certain First Amendment to Credit Agreement, dated as of February 23, 1996 (said Credit Agreement, as amended, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

         B. Company, Lenders and Administrative Lender desire to make certain amendments to the Credit Agreement.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

         1.       AMENDMENTS TO CREDIT AGREEMENT.
                  -------------------------------

         (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

                  "Asset Securitization" means the sale, disposition or transfer by Company or any of its Subsidiaries to FFCA Secured Assets of notes evidencing obligations to repay mortgage loans or equipment loans owned by Company or any such Subsidiary, which notes (and certificates or other evidences of ownership representing interests in pools of such mortgage loans or equipment loans) are subsequently sold or assigned to one or more Asset Securitization Affiliates.

                  "Asset Securitization Affiliate" means any Affiliate of Company or any of its Subsidiaries which owns no assets (other than initial capitalization of each Affiliate not to exceed $100,000) and transacts no business other than as a depositor, conduit or grantor in an Asset Securitization, including, without limitation, FFCA Secured Assets or any real estate mortgage investment conduit or grantor trust whose sole purpose is to effect an Asset Securitization.

         "FFCA   Mortgage"   means  FFCA   Mortgage   Corporation,   a  Delaware
         corporation.

         "FFCA Secured Assets" means FFCA Secured Assets Corporation, a Delaware corporation.

                  "FFCA Mortgage Recapitalization" means the acquisition by (a) Morton H. Fleischer of 100% of the common Capital Stock of FFCA Mortgage and (b) Company of 100% of the preferred Capital Stock of FFCA Mortgage.

                  Retained Securities" means any class of securities or portion thereof purchased or retained by the Company or any Subsidiary from FFCA Secured Assets in conjunction with any Asset Securitization.

         (b) The definition of "Asset Sale" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                  "'Asset Sale' means any sale or other disposition, or series of sales or other dispositions (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise), made on or after the Closing Date by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) of (a) all or substantially all of the outstanding Capital Stock of any of its Subsidiaries, (b) all or substantially all of its assets or the assets of any division of Company or any of its Subsidiaries or (c) any other asset or assets of Company or any of its Subsidiaries, including the sale of notes in connection with an Asset Securitization (but excluding any Retained Securities in connection with such Asset Securitization); provided, however, that the following shall not be considered an Asset Sale hereunder: (i) the sale or other disposition by Company or any of its Subsidiaries of worn out or obsolete tools, property or equipment;
         (ii) the sale of debt or equity investment securities in the ordinary course of business; and (iii) sales resulting from the exercise by Tenants under Leases with respect to Property owned by Company and its Subsidiaries as of the Closing Date of purchase options granted by Company and its Subsidiaries to such Tenants."

         (c) The definition of "Subsidiary" set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the "." at the end of clause
(b) thereof and inserting ";" in lieu thereof and (ii) adding the proviso at the end thereof to read as follows:

                  "provided, however, Subsidiary does mean and include FFCA Mortgage but does not mean or include any Asset Securitization Affiliate."

         (d) Section 6.3 of the Credit Agreement is hereby amended to read as follows:

                  "6.3. Contingent Liabilities. Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Contingent Liabilities, except (a) Contingent Liabilities under or relating to the Loan Papers, (b) Contingent Liabilities in existence on the Closing Date, as shown on Schedule 4.8 hereto, (c) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (d) Contingent Liabilities in respect of Interest Hedge Agreements of Company or any of its Subsidiaries, and (e) other Contingent Liabilities not to exceed $5,000,000 in aggregate principal amount."

         (e) Section 6.5 of the Credit Agreement is hereby amended by amending the last sentence thereof to read as follows:

         "Except with respect to the FFCA Mortgage Recapitalization, Company will not transfer any of the issued and outstanding Capital Stock of any Subsidiary which is a qualified REIT Subsidiary within the meaning of Section 865(i) of the Code and will not permit the issuance of any additional shares of such Capital Stock if the issuance thereof would cause such Subsidiary to fail to be characterized as a qualified REIT Subsidiary."

         (f) Section 6.9 of the Credit Agreement is hereby amended to read as follows:

                  "6.9. Transactions with Affiliates. Company shall not, and shall not permit any of its Subsidiaries to, enter into or be party to a transaction with any Affiliate, including, but not limited to, (a) dispositions of such assets in an Affiliate, (b) a loan or advance to an Affiliate, unless such Investment is evidenced by an Intercompany Note, and (c) mergers into, consolidations with, or purchases or acquisitions of assets from, any Affiliate; provided, (i) that Company may enter into such transactions if the value of the consideration for all such transactions (other than Asset Securitizations) entered into after the Closing Date does not exceed $10,000,000 in aggregate amount;
         (ii) that an Affiliate who is an individual may serve as a director, officer or employee of Company, and (iii) that Company and its Subsidiaries may (A) enter into Asset Securitizations with Asset Securitization Affiliates, subject to the restrictions in Section 6.6 hereof and the requirements of Section 2.5(b) hereof, and (B) purchase or acquire Retained Securities.

         (g) Article VI of the Credit Agreement is hereby amended by adding the following Section 6.18 thereto to read as follows:

                  "6.18 Asset Securitization Affiliates. Company will not permit any Asset Securitization Affiliate to conduct any active trade or business other than directly in respect of an Asset Securitization. Without limiting the generality of the foregoing, Company shall not permit any Asset Securitization Affiliate to directly or indirectly, other than in conjunction with an Asset Securitization, (a) incur, assume, guaranty or otherwise create or become liable in respect of any Indebtedness, (b) make, or permit to remain outstanding, an Investment in any Person, (c) create or suffer to be created or exist a Lien upon any part of its property or upon any income, revenues, issues and profits thereof, (d) sell, transfer, exchange or otherwise dispose of any part of its property, (e) create, organize or establish any Person, including, without limitation, any Subsidiary, or (f) maintain, contribute to or assume any liability with respect to any Person."

         (h) Section 7.1(n) of the Credit Agreement is hereby amended to read as follows:

                  "(n) Company shall fail or cause to qualify, or be unable to certify to Lenders its continuing status, as a Real Estate Investment Trust pursuant to Sections 856 through 860 of the Code; or any Subsidiary (other than FFCA Mortgage) which is a qualified REIT subsidiary within the meaning of Section 856(i) of the Code shall fail to qualify as a qualified REIT subsidiary within the meaning of Section 856(i) of the Code."

         (i) Schedule 4.1 to the Credit Agreement is hereby amended to be in the form of Schedule 4.1 to this Second Amendment.

         (j) Schedule 4.13 to the Credit Agreement is hereby amended to be in the form of Schedule 4.13 to this Second Amendment.

         2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, Company represents and warrants that, as of the date hereof and after giving effect to the amendments provided in the foregoing
Section 1:

         (a)  the  representations  and  warranties   contained  in  the  Credit
Agreement are true and correct on and as of the date hereof as if made on and as of such date;

         (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

         (c) Company has full power and authority to execute, deliver and perform this Second Amendment, and the Credit Agreement, as amended by this Second Amendment, the execution, delivery and performance of this Second Amendment and the Credit Agreement, as amended by this Second Amendment, have been duly authorized by all corporate action of Company, and this Second Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (d) Neither the execution, delivery and performance of this Second Amendment or the Credit Agreement, as amended by this Second Amendment, nor the consummation of any transactions herein or therein, will contravene or conflict with any Law to which Company or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which Company or any of its Subsidiaries or any of their respective property is subject; and

         (e) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other Person (not previously obtained), is required for the (i) execution, delivery or performance by Company of this Second Amendment and the Credit Agreement, as amended by this Second Amendment, or (ii) acknowledgement of this Second Amendment by any Guarantor.

         3.  CONDITIONS  OF  EFFECTIVENESS.   This  Second  Amendment  shall  be
effective as of June 24, 1996, subject to the following:

         (a) Administrative Lender shall have received counterparts of this Second Amendment executed by the Majority Lenders;

         (b) Administrative Lender shall have received counterparts of this Second Amendment executed by Company and acknowledged by each Guarantor;

         (c) the representations and warranties set forth in Section 2 of this Second Amendment shall be true and correct;

         (d) Administrative Lender shall have received an opinion of counsel of Company and its Subsidiaries, dated the date of this Second Amendment, acceptable to Lenders and otherwise in form and substance satisfactory to Lenders and Special Counsel, with respect to this Second Amendment and otherwise, including, without limitations opinions (A) to the valid legal and binding nature of this Second Amendment and the Credit Agreement as amended hereby, (B) to the power, authorization and corporate matters of Company and its Subsidiaries taken with respect to this Second Amendment and the Credit Agreement, as amended hereby, (C) that the execution, delivery and performance by Company and its Subsidiaries of this Second Amendment and the Credit Agreement, as amended hereby, does not violate any terms of the certificate of incorporation, bylaws or agreement of Company or any of its Subsidiaries, and
(D) to such other matters as are reasonably requested by Special Counsel;

         (e) Administrative Lender shall have received certified corporate resolutions of Company and each Guarantor authorizing the execution, delivery and performance of this Second Amendment;

         (f) Administrative Lender shall have received an opinion of Special Counsel, dated as of the date of this Second Amendment, acceptable to Lenders, with respect to the enforceability of the Credit Agreement, as amended hereby, and the other Loan Papers; and

         (g)  Administrative  Lender and Lenders shall have received in form and
substance   satisfactory  to  Administrative  Lender  and  Lenders,  such  other documents, certificates and instruments as Lenders shall require.

         4. GUARANTOR'S ACKNOWLEDGEMENT. By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by Company of this Second Amendment, (ii) acknowledges and agrees that its obligations in respect of its Guaranty Agreement and Subordination Agreement are not released, diminished, waived, modified, impaired or affected in any manner by this Second Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Guaranty Agreement and Subordination Agreement, and (v) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty Agreement and Subordination Agreement.

         5.       REFERENCE TO THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment.

         (b) The Credit Agreement, as amended by this Second Amendment, and all other Loan Papers shall remain in full force and effect and are hereby ratified and confirmed.

         6. COSTS, EXPENSES AND TAXES. Company agrees to pay on demand all costs and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of the Second Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of Special Counsel).

         7. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         8. GOVERNING LAW; BINDING EFFECT. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas
(without giving effect to conflict of laws) and the United States of America, and shall be binding upon Company, each Guarantor and each Lender and their respective successors and assigns.

         9. HEADINGS. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

         10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

                                     FRANCHISE FINANCE CORPORATION OF AMERICA



                                     By:       /s/ John R. Barravecchia
                                        ----------------------------------------
                                              John R. Barravecchia
                                              Executive Vice President and Chief
                                              Financial Officer


                                     NATIONSBANK OF TEXAS, N.A.



                                     By:       /s/ Frank M. Johnson
                                        ----------------------------------------
                                        Name: Frank M. Johnson
                                        ----------------------------------------
                                        Title: SVP
                                        ----------------------------------------


                                     AMSOUTH BANK OF ALABAMA



                                     By:       /s/ Dean H. Burgess
                                        ----------------------------------------
                                        Name: Dean H. Burgess
                                        ----------------------------------------
                                        Title: Vice President
                                        ----------------------------------------


                                     BANK HAPOALIM, B.M., LOS ANGELES BRANCH



                                     By:       /s/ Kalman Schiff
                                        ----------------------------------------
                                        Name: Kalman Schiff
                                        ----------------------------------------
                                        Title: First Vice President
                                        ----------------------------------------

                                     By:       /s/ Lori Lake
                                        ----------------------------------------
                                        Name: Lori Lake
                                        ----------------------------------------
                                        Title: Assistant Vice President
                                        ----------------------------------------


                                     BANK OF MONTREAL, CHICAGO BRANCH



                                     By:       /s/ Jeffrey G. Hoppen
                                        ----------------------------------------
                                        Name: Jeffrey G. Hoppen
                                        ----------------------------------------
                                        Title: Director
                                        ----------------------------------------


                                     COMMERZBANK AKTIENGESELLSCHAFT, LOS ANGELES
                                     BRANCH



                                     By:      /s/ Christian Jagenberg
                                        ----------------------------------------
                                        Christian Jagenberg
                                        ----------------------------------------
                                        Senior Vice President and Manager
                                        ----------------------------------------



                                     By:       /s/ Wolter Mehring
                                        ----------------------------------------
                                        Wolter Mehring
                                        ----------------------------------------
                                        Vice President
                                        ----------------------------------------


                                     DRESDNER BANK AG, NEW YORK BRANCH



                                     By:       /s/ Thomas J. Nadramia
                                        ----------------------------------------
                                        Name: Thomas J. Nadramia
                                        ----------------------------------------
                                        Title: Vice President
                                        ----------------------------------------

                                     By:       /s/ John W. Sweeney
                                        ----------------------------------------
                                        Name: John W. Sweeney
                                        ----------------------------------------
                                        Title: Assistant Vice President
                                        ----------------------------------------


                                     THE INDUSTRIAL  BANK OF JAPAN, LIMITED, LOS
                                     ANGELES AGENCY



                                     By:       /s/ Toshinari Iyoda
                                        ----------------------------------------
                                        Name: Toshinari Iyoda
                                        ----------------------------------------
                                        Title: Senior Vice President
                                        ----------------------------------------

                                     THE LONG-TERM CREDIT BANK OF JAPAN, LTD.



                                     By:       /s/ T. Morgan Edwards II
                                        ----------------------------------------
                                        Name: T. Morgan Edwards II
                                        ----------------------------------------
                                        Title: Deputy General Manager
                                        ----------------------------------------



                                     By:
                                        ----------------------------------------
                                        Name:
                                        ----------------------------------------
                                        Title:
                                        ----------------------------------------


                                     NORWEST BANK ARIZONA, NATIONAL ASSOCIATION



                                     By:       /s/ Dan McKirgan
                                        ----------------------------------------
                                        Name: Dan McKirgan
                                        ----------------------------------------
                                        Title: Vice President
                                        ----------------------------------------

                                 COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK
                                 B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH



                                 By:       /s/ Dana W. Hemenway
                                 -----------------------------------------------
                                 Name: Dana W. Hemenway
                                 -----------------------------------------------
                                 Title: Vice President
                                 -----------------------------------------------



                                 By:       /s/ Ian Reece
                                 -----------------------------------------------
                                 Name: Ian Reece
                                 -----------------------------------------------
                                 Title: Vice President and Manager
                                 -----------------------------------------------


                                 SIGNET BANK



                                 By:       /s/ John A. Schissel
                                 -----------------------------------------------
                                 Name: John A. Schissel
                                 -----------------------------------------------
                                 Title: Vice President
                                 -----------------------------------------------


                                 TEXAS COMMERCE BANK NATIONAL ASSOCIATION



                                 By:       /s/ Brian M. Kouns
                                 -----------------------------------------------
                                 Name: Brian M. Kouns
                                 -----------------------------------------------
                                 Title: Vice President
                                 -----------------------------------------------


ACKNOWLEDGED AND AGREED:

FFCA ACQUISITION CORPORATION
FFCA INSTITUTIONAL ADVISORS, INC.
FFCA MORTGAGE CORPORATION

By:       /s/ John R. Barravecchia
   ----------------------------------
         John R. Barravecchia
         Executive Vice President and
         Chief Financial Officer

                                  Schedule 4.1

Franchise Finance Corporation of America
A Delaware Corporation
17207 N. Perimeter Drive
Scottsdale, AZ  85255

The Corporation has authorized 200,000,000 shares of common stock, par value $.01 per share issued and outstanding 40,406,555 shares*

FFCA Acquisition  Corporation
A  Delaware  Corporation  and  wholly-owned   subsidiary  of  Franchise  Finance
Corporation of America
17207 N. Perimeter Drive
Scottsdale, AZ  85255

The Corporation has authorized 100 shares of common stock, par value $.01 per share issued and outstanding 100 shares

FFCA Institutional Advisors, Inc.
A  Delaware  Corporation  and  wholly-owned   subsidiary  of  Franchise  Finance
Corporation of America
17207 N. Perimeter Drive
Scottsdale, AZ  85255

The Corporation has authorized 100 shares of common stock, par value $.01 per share issued and outstanding 100 shares

FFCA Mortgage Corporation
A  Delaware  Corporation  and  wholly-owned   subsidiary  of  Franchise  Finance
Corporation of America
17207 N. Perimeter Drive
Scottsdale, AZ  85255

The Corporation has authorized 100 shares of common stock, par value $.01 per share issued and outstanding 100 shares

*The following shareholders held on May 25, 1996 1% or more of the outstanding common stock of FFCA:
Morton H. Fleischer                1,208,469
Fidelity Management & Research       825,200
Fidelity Real Estate                 572,000
European Investors, Inc.             508,200
Robert W. Halliday                   425,505

                                 Schedule 4.13


FRANCHISE FINANCE CORPORATION OF AMERICA
Investment in FFCA Institutional Advisors, Inc.                  $ 3,237,655
     (100 shares of common stock, par value $.01 per share)
Investment in FFCA Aquisition Corporation                        $         1
     (100 shares of common stock, par value $.01 per share)
Investment in FFCA Mortgage Corporation                          $   100,000
     (100 shares of common stock, par value $.01 per share)

FFCA ACQUISITION CORPORATION
None


FFCA MORTGAGE CORPORATION
None


FFCA INSTITUTIONAL ADVISORS, INC.
Investment in FFCA Co-Investment Limited Partnership             $   299,703
     (.98% general partnership interest)